Exhibit 10.9

QUANTUM CORPORATION

RESTRICTED STOCK AGREEMENT

         Quantum Corporation (the “Company”) hereby grants you, [NAME] (the “Director”), a grant of Restricted Stock under the Company’s Nonemployee Director Equity Incentive Plan (the “Plan”).  The date of this Agreement is __________, 2004.  Subject to the provisions of Appendix A (attached) and of the Plan, the principal features of this grant are as follows:

Number of Shares of Restricted Stock: [NUMBER]	Purchase Price per Share:	US $0.01
	Total Purchase Price:	US $
Scheduled Vesting Dates/ Period of Restriction:	Number of Shares:
[DATE]	[NUMBER]
[DATE]	[NUMBER]
[DATE]	[NUMBER]

IMPORTANT:

         Your signature below indicates your agreement and understanding that this grant is subject to all of the terms and conditions contained in Appendix A and the Plan.  For example, important additional information on vesting and forfeiture of the Shares covered by this grant is contained in Paragraphs 3 through 5 of Appendix A.  PLEASE BE SURE TO READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THIS AGREEMENT.

QUANTUM CORPORATION	DIRECTOR

/s/ Barbara Barrett

Vice President, Human Resources	[NAME]

Date:	Date

APPENDIX A - TERMS AND CONDITIONS OF RESTRICTED STOCK GRANT

           1.         Grant.  The Company hereby grants to the Director the right to purchase under the Plan the number of Shares of Restricted Stock shown on the first page of this Restricted Stock Agreement, subject to all of the terms and conditions in this Agreement and the Plan.  The right to purchase the Shares of Restricted Stock covered by this Agreement shall expire 30 days from the date of this Agreement.  After that date, the Director shall have no right to purchase such Shares.  Purchase of the Shares of Restricted Stock covered by this Agreement shall be accomplished by the Director signing this Agreement and delivering it to the Company’s Stock Administration Department together with full payment (by check) for the total purchase price of the Shares of Restricted Stock.

           2.         Shares Held in Escrow.  Unless and until the Shares of Restricted Stock have vested in the manner set forth in paragraphs 3 or 4, such Shares will be issued in the name of the Director and held by the Secretary of the Company (or its designee) as escrow agent (the “Escrow Agent”), and will not be sold, transferred or otherwise disposed of, and will not be pledged or otherwise hypothecated.  The Company may determine to issue the Shares of Restricted Stock in book entry form and/or may instruct the transfer agent for its Shares to place a legend on the certificates representing the Shares of Restricted Stock or otherwise note on its records as to the restrictions on transfer set forth in this Agreement and the Plan.  The certificate or certificates representing the Shares of Restricted Stock will not be delivered by the Escrow Agent to the Director unless and until the Shares have vested and all other terms and conditions in this Agreement have been satisfied.

           3.         Vesting Schedule/Period of Restriction.  Except as provided in paragraph 4, and subject to paragraph 5, the Shares of Restricted Stock subject to this grant will vest as to the number of Shares, and on the dates shown, on the first page of this Agreement, but in each case only if the Director remains a member of the Company’s Board of Directors through the applicable vesting date.

           4.         Committee Discretion.  The Committee, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of the unvested Shares of Restricted Stock at any time, subject to the terms of the Plan.  If so accelerated, such Shares will be considered as having vested as of the date specified by the Committee.

           5.         Forfeiture.  Notwithstanding any contrary provision of this Agreement, the balance of the Shares of Restricted Stock that have not vested pursuant to paragraphs 3 or 4 will be forfeited and automatically transferred to and reacquired by the Company on the date the Director ceases to be a member of the Board of Directors of the Company for any reason.  The Director shall be entitled to a refund of the price paid for the Shares of Restricted Stock returned to the Company pursuant to this paragraph 5.  The Director hereby appoints the Escrow Agent with full power of substitution, as the Director’s true and lawful attorney-in-fact with irrevocable power and authority in the name and on behalf of the Director to take any action and execute all documents and instruments, including, without limitation, stock powers which may be necessary to transfer the certificate or certificates evidencing the unvested Shares to the Company upon such forfeiture.

           6.         Death of Director.  Any distribution or delivery to be made to the Director under this Agreement will, if the Director is then deceased, be made to the administrator or executor of the Director’s estate.  Any such transferee must furnish the Company with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Company to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

           7.         Withholding of Taxes.  Notwithstanding any contrary provision of this Agreement, no certificate representing Shares of Restricted Stock may be released from the escrow established pursuant to paragraph 2 unless and until satisfactory arrangements (as determined by the Committee) will have been made by the Director with respect to the payment of any income and other taxes which the Company determines must be withheld with respect to such Shares.

           8.         Rights as Stockholder.  Neither the Director nor any person claiming under or through the Director will have any of the rights or privileges of a stockholder of the Company in respect of any Shares of Restricted Stock deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Director or the Escrow Agent.  Except as provided in paragraph 10, after such issuance, recordation and delivery, the Director will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

           9.         No Effect on Service.  The terms of the Director’s service with the Board will be determined from time to time by the Board and the Company’s stockholders, and the Board and the Company’s stockholders will have the right, which is hereby expressly reserved, to terminate or change the terms of such service without regard to any effect on the Shares of Restricted Stock awarded by this Agreement.

           10.       Changes in Shares.  In the event that as a result of a stock dividend, stock split, reclassification, recapitalization, combination of Shares or the adjustment in capital stock of the Company or otherwise, or as a result of a merger, consolidation, spin-off or other reorganization, the Shares will be increased, reduced or otherwise changed, and by virtue of any such change the Director will in his capacity as owner of unvested Shares of Restricted Stock which have been awarded to him (the “Prior Shares”) be entitled to new or additional or different shares of stock, cash or securities (other than rights or warrants to purchase securities), such new or additional or different shares, cash or securities will thereupon be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to this Agreement and the Plan.  If the Director receives rights or warrants with respect to any Prior Shares, such rights or warrants may be held or exercised by the Director, provided that until such exercise any such rights or warrants and after such exercise any shares or other securities acquired by the exercise of such rights or warrants will be considered to be unvested Restricted Stock and will be subject to all of the conditions and restrictions which were applicable to the Prior Shares pursuant to the Plan and this Agreement.   The Committee in its absolute discretion at any time may accelerate the vesting of all or any portion of such new or additional shares of stock, cash or securities, rights or warrants to purchase securities or shares or other securities acquired by the exercise of such rights or warrants.

           11.       Address for Notices.  Any notice to be given to the Company under the terms of this Agreement will be addressed to the Company, in care of the Company’s Stock Administration Department, at Quantum Corporation, 1650 Technology Drive, Suite 800, San Jose, CA  95110, or at such other address as the Company may hereafter designate in writing.

           12.       Grant is Not Transferable.  Except to the limited extent provided in paragraph 6 above, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

           13.       Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

           14.       Additional Conditions to Release from Escrow.  If at any time the Company will determine, in its discretion, that the listing, registration or qualification of the Shares of Restricted Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the release of such Shares from the escrow established pursuant to paragraph 2, such release will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company.  The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

           15.       Plan Governs.  This Agreement is subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement and one or more provisions of the Plan, the provisions of the Plan will govern.  Capitalized terms used and not defined in this Agreement will have the meaning set forth in the Plan.

           16.       Committee Authority.  The Committee will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares of Restricted Stock have vested).  All actions taken and all interpretations and determinations made by the Committee in good faith will be final and binding upon Director, the Company and all other interested persons.  No member of the Committee will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

           17.       Captions.  Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

           18.       Agreement Severable.  In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

           19.       Modifications to the Agreement.  This Agreement constitutes the entire understanding of the parties on the subjects covered.  The Director expressly warrants that he is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written contract executed by a duly authorized officer of the Company.

           20.       Amendment, Suspension or Termination of the Plan.  By accepting this award, the Director expressly warrants that he has received a right to purchase stock under the Plan, and has received, read and understood a description of the Plan.  The Director understands that the Plan is discretionary in nature and may be modified, suspended or terminated by the Company at any time.

           21.       Notice of Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.